UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2016

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27978	94-3128324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive

San Jose, California 95002

(Address of principal executive offices, including zip code)

(408) 586-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, Polycom, Inc. (“Polycom”) announced that Mary McDowell will succeed Peter Leav as Polycom’s Chief Executive Officer, effective at and contingent on the closing of the acquisition of Polycom by affiliates of Siris Capital Group, LLC (“Siris Capital”).

Ms. McDowell, 52, is a technology executive who has led global multi-billion dollar businesses in the mobile, consumer and enterprise sectors. She is currently an Executive Partner at Siris Capital. Prior to that, Ms. McDowell was the EVP, Mobile Phones at Nokia, where she had global P&L responsibility for the feature phone business and associated software and digital services. She joined Nokia in 2004 to lead the Enterprise Solutions business and later served as Chief Development Officer. Ms. McDowell has also held senior positions at Compaq Computer and Hewlett Packard. She serves on the boards of Autodesk, Inc., Bazaarvoice and UBM plc.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Polycom, Inc. dated September 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

	By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer and Executive Vice President, Corporate Development

Date: September 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Polycom, Inc. dated September 7, 2016